SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 21, 2011

HANCOCK HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Hancock Plaza
2510 14th Street
Gulfport , Mississippi 39501
(Address of principal executive offices)

(228) 868-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.  On July 21, 2011, Hancock Holding Company issued a press release announcing its second quarter 2011 financial results.  A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1.

Item 7.01  Regulation FD Disclosure.  On July 21, 2011, Hancock Holding Company issued a press release announcing its second quarter 2011 financial results.  A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1.  This information is furnished under both Item 2.02, Results of Operations and Financial Condition, and Item 7.01, Regulation FD Disclosure.  The information in this Form 8-K and Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01       Financial Statements and Exhibits

     (d)      Exhibits.

Exhibit No.	Description
99.1	Hancock Holding Company 2Q 2011 Financial Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  July 21, 2011

HANCOCK HOLDING COMPANY
 (Registrant)

By: /s/ Michael M. Achary
Name: Michael M. Achary
Title:   Chief Financial Officer

For Immediate Release
July 21, 2011

For More Information
Trisha Voltz Carlson, SVP, Investor Relations Manager
504.299.5208
trisha_carlson@hancockbank.com

Hancock reports second quarter 2011 financial results
Results include impact of Whitney merger from acquisition date

GULFPORT, Miss.  (July 21, 2011) — Hancock Holding Company (Nasdaq: HBHC) (the “Company” or “Hancock”) today announced financial results for the second quarter of 2011, which ended June 30, 2011.  Operating income for the second quarter of 2011 was $26.6 million or $.48 per diluted common share compared to $16.4 million, or $.44, and $7.7 million, or $.21, in the first quarter of 2011 and second quarter of 2010, respectively.  Operating income is defined as net income excluding tax-effected merger costs and securities transactions gains or losses.  Included in the financial tables is a reconciliation of net income to operating income.

Hancock's return on average assets, excluding merger related items and securities transactions, was 0.92 percent for the second quarter of 2011, up 11 basis points from 0.81 percent in the first quarter of 2011, and an improvement of 56 basis points over the prior year period.

Net income for the second quarter of 2011 was $12.1 million, or $.22 per diluted common share, compared to $15.3 million, or $.41, and $6.5 million, or $.17, in the first quarter of 2011 and second quarter of 2010, respectively.  Included in net income for the second quarter of 2011 were $22.2 million of pre-tax merger-related costs.  Pre-tax merger costs for the first quarter of 2011 and second quarter of 2010 totaled $1.6 million and $1.7 million, respectively.

On June 4, 2011, Hancock completed its acquisition of Whitney Holding Corporation (“Whitney”) headquartered in New Orleans, Louisiana.  The impact of the acquisition is reflected in the Company’s financial information from the acquisition date.  The acquisition added $11.7 billion in assets, $6.5 billion in loans, and $9.2 billion in deposits.  The purchase price of the acquisition was $1.6 billion, including the exchange of 40.8 million shares of Hancock common stock for Whitney’s outstanding common stock and $308 million paid to the U.S. Treasury for Whitney’s preferred stock and warrant.

"The closing of the Whitney acquisition solidifies Hancock as the premier Gulf South financial services franchise,” said Hancock's President and Chief Executive Officer Carl J. Chaney.  “The profit for the quarter and overall operating results reflect only a piece of what Whitney brings to the combined company.  With the integration on track, cost saves beginning to be realized, opportunities to cross-sell market-leading products and services such as treasury management and commercial insurance, and the dynamics of a region poised for future growth, the outlook for Hancock Bank and Whitney Bank is positive and exciting.”

Under purchase accounting rules, the Whitney balance sheet was marked to fair value at acquisition date.  Two significant items resulting from this valuation were the elimination of Whitney’s loan loss reserve and the establishment of a loan mark on the acquired loan portfolio.  Whitney’s allowance for loan losses of $208 million at acquisition was not carried forward, and the loan portfolio was reduced, or “marked”, $463 million to fair value.  This represented a 6.7 percent discount on the acquired loan portfolio.  A portion of the mark on the loan portfolio will be accreted into interest income over time.  Additional detail on the loan mark is included in the financial tables.

Goodwill and other intangibles of approximately $783 million were recorded in connection with the Whitney acquisition.

The following chart summarizes the acquired balance sheet:

Preliminary Summary of Net Assets Acquired
(At Fair Value)
As of June 4, 2011
(dollars in millions)
Cash and short-term investments	$956.7
Loans held for sale	56.9
Securities	2,634.7
Loans and leases	6,456.0
Identifiable intangibles	276.3
Property & equipment	284.0
Other assets	577.4
Total kdentifiable assets	$11,242.0

Deposits	$9,181.9
Borrowings	776.0
Other liabilities	175.5
Total liabilities	$10,133.4
Net identifiable assets acquired	$1,108.6
Goodwill	507.2
Net assets acquired	$1,615.8

The company's pre-tax, pre-provision profit for the second quarter of 2011 was $49.5 million compared to $32.4 million in the first quarter of 2011.  Pre-tax pre-provision profit is total revenue (TE) less non-interest expense and excludes merger-related costs and securities transactions.

Highlights & Key Operating Items from Hancock's Second Quarter Results

Balance Sheet

Total assets at June 30, 2011, were $19.8 billion, compared to $8.3 billion at March 31, 2011.  The increase from the prior period mainly reflects the $11.7 billion in assets acquired in the Whitney merger.

Loans

For the quarter ended June 30, 2011, Hancock's average total loans were $6.7 billion compared to $4.9 billion in the first quarter of 2011.  Period-end loans totaled $11.2 billion at June 30, 2011, compared to $4.8 billion at March 31, 2011.  The increase in both average and period-end loans reflects the Whitney acquisition.  Average balances include Whitney’s loan portfolio from the date of acquisition.

Excluding the impact of Whitney at acquisition date, period-end loan balances were down approximately $48 million, or 1 percent, from March 31, 2011.

The Company continues to experience limited loan demand throughout its operating region.

Deposits

Average deposits for the second quarter of 2011 were $9.2 billion compared to $6.8 billion in the first quarter of 2011.  Period-end deposits were $15.6 billion compared to $6.7 billion at March 31, 2011.  The increase in both average and period-end deposits reflects the Whitney acquisition.  Average balances include Whitney’s deposit portfolio from the date of acquisition.

Excluding the impact of Whitney at acquisition date, period-end deposits were down $291 million, or 4 percent, from March 31, 2011.  Approximately one-third of the decrease was related to expected runoff in the Peoples First time deposit portfolio.  The remaining decline from the end of the first quarter of 2011 was due in part to the seasonality of commercial and public fund deposits.

Noninterest-bearing demand deposits (DDAs) totaled $4.9 billion at June 30, 2011, compared to $1.2 billion at March 31, 2011.  Noninterest-bearing demand deposits comprised 31 percent of total period-end deposits at June 30, 2011, compared to 18 percent at March 31, 2011.  The increase was related to the Whitney acquisition and the impact from its favorable deposit mix.

Asset Quality

Net charge-offs for the second quarter of 2011 were $8.2 million, or 0.49 percent of average loans on an annualized basis, compared to $6.8 million, or 0.57 percent of average loans, for the first quarter of 2011.

Non-performing assets totaled $258.2 million at June 30, 2011, compared to $161.9 million at March 31, 2011.  The increase from the previous period is mainly related to the addition of $81.2 million of Whitney’s foreclosed assets.  Whitney’s credit impaired loan portfolio was recorded at estimated fair value at acquisition and is not included in non-performing assets.  Non-performing assets as a percent of total loans and foreclosed assets was 2.27 percent at June 30, 2011, compared to 3.32 percent at March 31, 2011.

Loans 90 days past due or greater (accruing) as a percent of period-end loans was 0.04 percent at June 30, 2011, compared to 0.01 percent at March 31, 2011.

The company's allowance for loan losses was $112.4 million at June 30, 2011, compared to $94.4 million at March 31, 2011.  The ratio of the allowance for loan losses to period-end loans was 1.00 percent at June 30, 2011, compared to 1.95 percent at March 31, 2011.  The decrease in the allowance ratio is related to the addition of Whitney’s $6.5 billion loan portfolio, at fair value.  As noted earlier, Whitney’s allowance was not carried forward at acquisition.  Excluding the acquired and covered portfolios, the allowance for loan losses as a percent of period-end loans was 1.99 percent at June 30, 2011, compared to 2.05 percent at March 31, 2011.

Additional asset quality metrics for the acquired (Whitney), covered (Peoples First) and originated (Hancock legacy plus newly originated loans) portfolios are included in the financial tables.

Hancock's reserving methodologies required the company to increase the allowance for loan losses in the second quarter.  Hancock recorded a total provision for loan losses for the second quarter of 2011 of $9.1 million compared to $8.8 million in the first quarter of 2011.  During the second quarter Hancock reversed the remaining $2.7 million of allowance established to cover estimated losses from the BP oil spill, and increased the unallocated portion of the reserve for loan losses by $1.2 million.

During the second quarter of 2011 the company recorded an $18.0 million increase in the allowance for losses that have arisen on certain pools of covered loans since the December 2009 acquisition of Peoples First, which was mostly offset by an increase in the Company’s FDIC loss share receivable for the 95 percent loss coverage.  This resulted in a net provision for the second quarter of $0.9 million.

Net Interest Income

Net interest income (TE) for the second quarter of 2011 was $101.9 million, compared to $69.6 million in the first quarter of 2011.  The majority of the increase was related to the impact of the Whitney acquisition.

Average earning assets were $9.9 billion in the second quarter of 2011 compared to $7.1 billion in the first quarter of 2011.

The net interest margin (TE) was 4.11 percent for the second quarter of 2011, compared to 3.97 percent for the first quarter of 2011.  The increase in the margin of 14 basis points reflected a favorable shift in funding sources and a decline in funding costs, offset by a less favorable shift in the mix of earning assets and a decline in investment portfolio yields.  These changes are mainly related to the acquisition of the Whitney. The Company's loan yield was unchanged from the first quarter of 2011, while the yield on securities decreased 35 basis points, resulting in a decline in the yield on average earning assets of 10 basis points.  Total funding costs were down 24 basis points from the first quarter.

Toward the end of the second quarter, the Company invested approximately $400 million of its excess liquidity in securities.  The yield on the securities purchased was 2.54 percent, an increase of 229 basis points compared to the current short-term investment rate of 25 basis points, and is expected to lift annual pretax earnings by approximately $9.2 million.

Non-interest Income

Non-interest income totaled $46.7 million for the second quarter of 2011 compared to $34.1 million in the first quarter of 2011.  Approximately $8.2 million, or 65 percent of the increase, was related to the impact of the Whitney acquisition.

The remainder of the increase from the first quarter of 2011 was related primarily to other income, up $3.6 million, and insurance fees, up $1.4 million.  The increase in other income included an additional $3.0 million of interest accretion on the FDIC receivable from the Peoples First acquisition.  The increase in insurance income was related to annual policy renewals in the second quarter.

Management expects that the new interchange rates related to the Durbin amendment that are being implemented in the fourth quarter of 2011 could result in approximately $2 million to $3 million of lower fee income for the remainder of 2011 and approximately $15 million to $18 million of lower fee income in 2012.

Non-interest Expense & Taxes

Non-interest expense for the second quarter of 2011 totaled $121.4 million compared to $73.0 million in the first quarter of 2011.  The increase was related to the impact of the Whitney acquisition.  Non-interest expense for the second quarter included $22.2 million of merger-related expenses.

The efficiency ratio, which excludes merger costs, was 65.62 percent for the second quarter of 2011 compared to 68.21 percent for the first quarter of 2011.

The effective income tax rate for the second quarter of 2011 was 21 percent compared to 20 percent in the first quarter of 2011.  The low tax rate is impacted by tax-exempt interest income and the utilization of tax credits.  The source of the tax credits resulted from investments in New Market Tax Credits, Qualified Bond Credits and Work Opportunity Tax Credits.

Integration Update

The integration of Whitney into Hancock continues to progress as scheduled.  Professional consulting groups have been assisting Hancock with the integration and accounting matters related to the transaction.  The main systems conversion is currently scheduled for the first quarter of 2012, with smaller systems converting later this year.

Management currently expects the divestiture of Whitney’s seven branches in coastal Mississippi and one branch in Louisiana required by the Department of Justice to be completed in the third quarter of 2011.

Merger costs incurred to-date totaled approximately $24 million.  Management expects a total of approximately $125 million in pre-tax merger costs related to the Whitney acquisition.

The Company realized approximately $4 million in cost synergies from acquisition date through the end of the second quarter, related mainly to a reduction in headcount and other cost synergies.  The timeline for realization of these expected cost synergies remains on track and management remains confident it will meet its total projected annual cost saves of $134 million.

Capital

Hancock continues to remain well capitalized, with total equity of $2.4 billion at June 30, 2011, compared to $1.1 billion at March 31, 2011.  The increase mainly reflects the addition of $1.3 billion in equity from the Whitney acquisition.  The company's tangible common equity ratio was 8.09 percent at June 30, 2011, compared to 11.94 percent at March 31, 2011.  The decline from the first quarter reflects the impact of the intangible assets acquired in the Whitney merger.  Additional capital ratios are included in the financial tables.

Conference Call

Management will host a conference call for analysts and investors at 10:00 a.m. Central Daylight Time on Friday, July 22, 2011, to review the results.  A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com.

To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.  An audio archive of the conference call will be available under the Investor Relations section of Hancock’s website.  A replay of the call will also be available through July 27, 2011, by dialing (800) 642-1687 or (706) 645-9291, passcode 81498026.

About Hancock Holding Company

Both Hancock Bank and Whitney Bank were founded more than a century ago and operate a combined total of nearly 300 full-service bank branches and almost 400 ATMs across a Gulf South corridor comprising South Mississippi; southern and central Alabama; southern Louisiana; the northern, central, and Panhandle regions of Florida; and Houston, Texas.

The Hancock Holding Company financial services family also includes Hancock Investment Services, Inc.; Hancock Insurance Agency and its divisions of J. Everett Eaves and Ross King Walker; Magna Insurance Company; Southern Coastal Insurance Agency, Inc.; corporate trust offices in Gulfport and Jackson, Miss., New Orleans, Baton Rouge, and Orlando; and Harrison Finance Company.

Investors and customers can access more information about Hancock Holding Company, Hancock Bank, and e-banking at www.hancockbank.com.  Details about Whitney Bank and online banking are available at www.whitneybank.com.

Forward-Looking Statements

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions.  Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.  The forward-looking statements made in this release include, but may not be limited to, future profitability, the timing and strength of the economic recovery, the overall capital strength of Hancock, the timing, merger costs, cost synergies, profitability and long-term success of the Hancock/Whitney integration, the timing of the branch divestiture and the financial impact of the Durbin amendment

Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.  Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause Hancock’s actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov), the anticipated benefits from the proposed transaction such as it being accretive to earnings, expanding our geographic presence and synergies are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the ability to promptly and effectively integrate the businesses of Whitney and Hancock; reputational risks and the reaction of the companies’ customers to the transaction; and diversion of management time on merger-related issues.

You are cautioned not to place undue reliance on these forward-looking statements.  Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

	Three Months Ended			Six Months Ended
	6/30/2011	3/31/2011	6/30/2010	6/30/2011	6/30/2010
Per Common Share Data

Earnings per share:
Basic	$0.22	$0.41	$0.17	$0.59	$0.55
Diluted	$0.22	$0.41	$0.17	$0.59	$0.55
Operating earnings per share: (a)
Basic	$0.48	$0.44	$0.21	$0.93	$0.61
Diluted	$0.48	$0.44	$0.21	$0.92	$0.60
Cash dividends per share	$0.24	$0.24	$0.24	$0.48	$0.48
Book value per share (period-end)	$28.18	$24.52	$23.36	$28.18	$23.36
Tangible book value per share (period-end)	$18.06	$22.79	$21.28	$18.06	$21.28
Weighted average number of shares:
Basic	54,890	37,333	36,876	46,160	36,855
Diluted	55,035	37,521	37,078	46,310	37,075
Period-end number of shares	84,694	43,139	36,877	84,694	36,877
Market data:
High sales price	$34.57	$35.68	$43.90	$35.68	$45.86
Low sales price	$30.04	$30.67	$33.27	$30.04	$33.27
Period end closing price	$30.98	$32.84	$33.36	$30.98	$33.36
Trading volume	32,122	25,942	12,443	58,064	22,055

(a) Excludes tax-effected merger related expenses and securities transactions

Other Period-end Data

FTE headcount	4,892	2,299	2,278	4,892	2,278
Tangible common equity	$1,529,955	$983,160	$784,872	$1,529,955	$784,872
Tier I capital	$1,458,102	$981,439	$764,608	$1,458,102	$764,608
Goodwill and non-amortizing intangibles	$622,929	$61,631	$61,631	$622,929	$61,631
Amortizing intangibles	$233,121	$12,591	$14,516	$233,121	$14,516

Performance Ratios

Return on average assets	0.42%	0.75%	0.31%	0.56%	0.48%
Return on average assets (operating)	0.92%	0.81%	0.36%	0.87%	0.53%
Return on average common equity	3.32%	7.07%	3.03%	4.72%	4.78%
Return on average common equity (operating)	7.30%	7.56%	3.56%	7.40%	5.27%
Tangible common equity ratio	8.09%	11.94%	9.32%	8.09%	9.32%
Earning asset yield (TE)	4.77%	4.87%	5.06%	4.81%	5.11%
Total cost of funds	0.66%	0.90%	1.19%	0.76%	1.30%
Net interest margin (TE)	4.11%	3.97%	3.87%	4.05%	3.81%
Noninterest expense as a percent of total revenue (TE) before amortization of
purchased intangibles and securities transactions and merger expenses	65.62%	68.21%	65.64%	66.68%	65.33%
Net charge-offs as a percent of average loans	0.49%	0.57%	1.11%	0.52%	1.09%
Allowance for loan losses as a percent of period-end loans	1.00%	1.95%	1.55%	1.00%	1.55%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	85.22%	77.87%	48.84%	85.22%	48.84%
Average loan/deposit ratio	72.51%	72.38%	71.63%	72.46%	71.54%
Non-interest income excluding securities transactions as a percent of total revebye (TE)	31.43%	32.93%	33.23%	32.05%	32.18%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	6/30/2011	3/31/2011	6/30/2010	6/30/2011	6/30/2010

Asset Quality Information
Non-accrual loans (a)	$109,234	$100,718	$150,127	$109,234	$150,127
Restructured loans (b)	18,606	19,757	-	18,606	-
Total non-performing loans	127,840	120,475	150,127	127,840	150,127
Foreclosed assets	130,320	41,380	44,901	130,320	44,901
Total non-performing assets	$258,160	$161,855	$195,028	$258,160	$195,028
Non-performing assets as a percent of loans and foreclosed assets	2.27%	3.32%	3.89%	2.27%	3.89%
Accruing loans 90 days past due (a)	$4,057	$691	$8,002	$4,057	$8,002
Accruing loans 90 days past due as a percent of loans	0.04%	0.01%	0.16%	0.04%	0.16%
Non-performing assets + accruing loans 90 days past due to loans and foreclosed assets	2.30%	3.33%	4.05%	2.30%	4.05%

Net charge-offs	$8,241	$6,817	$13,921	$15,058	$27,172
Net charge-offs as a percent of average loans	0.49%	0.57%	1.11%	0.52%	1.09%

Allowance for loan losses	$112,407	$94,356	$77,221	$112,407	$77,221
Allowance for loan losses as a percent of period-end loans	1.00%	1.95%	1.55%	1.00%	1.55%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	85.22%	77.87%	48.84%	85.22%	48.84%

Provision for loan losses	$9,144	$8,822	$24,517	$17,966	$38,343

(a) Non-accrual loans and accruing loans past due 90 days or more do not include purchased impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(b) Included in restructured loans are $8.4 million and $10.3 million in non-accrual loans at 6/30/2011 and 3/31/2011, repectively.

Allowance for Loan Losses
Beginning Balance	$94,356	$81,997	$66,625	$81,997	$66,050
Provision for loan losses before FDIC benefit - covered loans	18,049	10,899	-	28,948	-
Benefit attributable to FDIC loss share agreement	(17,148)	(10,354)	-	(27,502)	-
Provision for loan losses - non-covered loans	8,243	8,277	24,517	16,520	38,343
Net provision for loan losses	9,144	8,822	24,517	17,966	38,343
Increase in indemnification asset	17,148	10,354	-	27,502	-
Charge-offs	12,993	9,079	14,998	22,072	30,158
Recoveries	4,752	2,262	1,077	7,014	2,986
Net charge-offs	8,241	6,817	13,921	15,058	27,172
Ending Balance	$112,407	$94,356	$77,221	$112,407	$77,221

Net Charge-off Information
Net charge-offs:
Commercial/real estate loans	$5,210	$4,180	$10,537	$9,390	$20,775
Mortgage loans	1,001	371	569	1,372	1,177
Direct consumer loans	1,116	1,267	1,241	2,383	1,849
Indirect consumer loans	178	224	449	402	1,057
Finance Company loans	736	775	1,125	1,511	2,314
Total net charge-offs	$8,241	$6,817	$13,921	$15,058	$27,172

Average loans:
Commercial/real estate loans	$4,565,071	$3,099,303	$3,090,655	$3,836,235	$3,118,049
Mortgage loans	864,601	653,150	745,019	759,460	740,176
Direct consumer loans	869,999	736,133	729,083	803,436	733,382
Indirect consumer loans	283,612	301,638	336,260	292,575	348,047
Finance Company loans	95,557	97,525	107,821	96,536	108,815
Total average loans	$6,678,840	$4,887,749	$5,008,838	$5,788,242	$5,048,469

Net charge-offs to average loans:
Commercial/real estate loans	0.46%	0.55%	1.37%	0.49%	1.34%
Mortgage loans	0.46%	0.23%	0.31%	0.36%	0.32%
Direct consumer loans	0.51%	0.70%	0.68%	0.60%	0.51%
Indirect consumer loans	0.25%	0.30%	0.54%	0.28%	0.61%
Finance Company loans	3.09%	3.22%	4.19%	3.16%	4.29%
Total net charge-offs to average loans	0.49%	0.57%	1.11%	0.52%	1.09%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	6/30/2011	3/31/2011	6/30/2010	6/30/2011	6/30/2010
Income Statement
Interest income	$115,477	$82,533	$89,741	$198,010	$182,119
Interest income (TE)	118,335	85,405	92,788	203,740	188,184
Interest expense	16,418	15,769	21,868	32,187	47,668
Net interest income (TE)	101,917	69,636	70,920	171,553	140,516
Provision for loan losses	9,144	8,822	24,517	17,966	38,343
Noninterest income excluding
securities transactions	46,715	34,183	35,293	80,899	66,674
Securities transactions gains/(losses)	(36)	(51)	-	(87)	-
Noninterest expense	121,366	73,019	72,122	194,385	139,943
Income before income taxes	15,228	19,055	6,527	34,284	22,839
Income tax expense	3,140	3,727	27	6,868	2,505
Net income	$12,088	$15,328	$6,500	$27,416	$20,334

Merger-related expenses	22,219	1,588	1,718	23,808	3,167
Securities transactions gains/(losses)	(36)	(51)	-	(87)	-
Taxes on adjustments	7,789	574	621	8,364	1,146
Operating income (c)	$26,554	$16,393	$7,597	$42,947	$22,355

Difference between interest income and interest income (te)	$2,858	$2,872	$3,047	$5,730	$6,065
Provision for loan losses	9,144	8,822	24,517	17,966	38,343
Merger-related expenses	22,219	1,588	1,718	23,808	3,167
Securities transactions gains/(losses)	(36)	(51)	-	(87)	-
Income tax expense	3,140	3,727	27	6,868	2,505
Pre-tax, pre-provision profit (PTPP) (d)	$49,485	$32,388	$35,809	$81,875	$70,414

Noninterest Income and Noninterest Expense
Service charges on deposit accounts	$12,343	$9,544	$12,327	$21,887	$23,816
Trust fees	5,301	3,991	4,408	9,292	8,254
Debit card & merchant fees	5,968	3,510	3,928	9,478	7,524
Insurance fees	4,628	3,249	3,641	7,878	7,153
Investment & annuity fees	3,267	3,133	2,663	6,400	4,942
ATM fees	3,290	2,731	2,321	6,021	4,272
Secondary mortgage market operations	1,877	1,567	1,529	3,444	3,169
Other income	10,041	6,457	4,476	16,499	7,544
Noninterest income excluding
securities transactions	$46,715	$34,183	$35,293	$80,899	$66,674
Securities transactions gains/(losses)	(36)	(51)	-	(87)	-
Total noninterest income including securities transactions	$46,679	$34,132	$35,293	$80,812	$66,674

Personnel expense	$53,511	$37,835	$35,379	$91,335	$70,146
Occupancy expense (net)	8,760	5,911	6,026	14,671	12,169
Equipment expense	3,661	2,854	2,642	6,515	5,367
Other operating expense	31,594	24,217	25,673	55,821	47,672
Amortization of intangibles	1,621	614	684	2,235	1,422
Merger-related expenses	$22,219	$1,588	$1,718	$23,808	$3,167
Total noninterest expense	$121,366	$73,019	$72,122	$194,385	$139,943

(c) Net income less tax-effected merger costs and securities gains/losses. Management believes that this is a useful financial measure because it enables investors to assess ongoing operations.

(d) Pre-tax pre-provision profit (PTPP) is total revenue (TE) less noninterest expense, merger items, and securities transactions. Management believes that PTPP profit is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	6/30/2011	3/31/2011	6/30/2010	6/30/2011	6/30/2010
Period-end Balance Sheet
Commercial/real estate loans	$8,233,519	$3,089,365	$3,042,654	$8,233,519	$3,042,654
Residential mortgage loans	1,443,817	630,092	751,259	1,443,817	751,259
Direct consumer loans	1,197,568	733,173	743,118	1,197,568	743,118
Indirect consumer loans	278,261	292,941	329,658	278,261	329,658
Finance Company loans	95,888	95,404	105,513	95,888	105,513
Total loans	11,249,053	4,840,975	4,972,202	11,249,053	4,972,202
Loans held for sale	67,081	7,468	42,769	67,081	42,769
Securities	4,573,973	1,593,511	1,686,671	4,573,973	1,686,671
Short-term investments	977,060	759,644	720,314	977,060	720,314
Earning assets	16,867,167	7,201,598	7,421,956	16,867,167	7,421,956
Allowance for loan losses	(112,407)	(94,356)	(77,221)	(112,407)	(77,221)
Other assets	3,002,785	1,203,792	1,155,283	3,002,785	1,155,283
Total assets	$19,757,545	$8,311,034	$8,500,018	$19,757,545	$8,500,018

Noninterest bearing deposits	$4,852,440	$1,186,852	$1,050,118	$4,852,440	$1,050,118
Interest bearing transaction deposits	5,779,322	2,051,805	1,930,738	5,779,322	1,930,738
Interest bearing public fund deposits	1,522,002	1,208,334	1,205,874	1,522,002	1,205,874
Time deposits	3,434,145	2,250,319	2,773,841	3,434,145	2,773,841
Total interest bearing deposits	10,735,469	5,510,458	5,910,453	10,735,469	5,910,453
Total deposits	15,587,909	6,697,310	6,960,571	15,587,909	6,960,571
Other borrowed funds	1,310,462	442,294	546,343	1,310,462	546,343
Other liabilities	472,861	113,731	131,822	472,861	131,822
Common shareholders' equity	2,386,313	1,057,699	861,282	2,386,313	861,282
Total liabilities & common equity	$19,757,545	$8,311,034	$8,500,018	$19,757,545	$8,500,018

Commercial/Real Estate Loans

Commercial non-real estate loans	$3,076,731	$546,490	$521,019	$3,076,731	$521,019
Construction and land development loans	1,371,351	623,343	609,727	1,371,351	609,727
Commercial real estate owner occupied	2,019,176	854,954	798,627	2,019,176	798,627
Commercial real estate non-owner occupied	1,221,861	553,757	594,247	1,221,861	594,247
Municipal loans	498,418	461,401	463,076	498,418	463,076
Lease financing	45,982	49,420	55,958	45,982	55,958
Total commercial/real estate loans	$8,233,519	$3,089,365	$3,042,654	$8,233,519	$3,042,654

Capital Ratios

Common shareholders' equity	$2,386,313	$1,057,699	$861,282	$2,386,313	$861,282
Tier 1 capital	1,458,102	981,439	764,608	1,458,102	764,608
Tangible common equity ratio	8.09%	11.94%	9.32%	8.09%	9.32%
Common equity (period-end) as a percent of total assets (period-end)	12.08%	12.73%	10.13%	12.08%	10.13%
Leverage (Tier I) ratio	13.59%	12.02%	9.06%	13.59%	9.06%
Tier 1 risk-based capital ratio (e)	11.62%	17.04%	14.84%	11.62%	14.84%
Tier 1 common capital ratio (e)	11.62%	17.04%	14.84%	11.62%	14.84%
Total risk-based capital ratio (e)	13.71%	18.30%	16.09%	13.71%	16.09%

(e) = estimated

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	6/30/2011	3/31/2011	6/30/2010	6/30/2011	6/30/2010
Average Balance Sheet
Commercial/real estate loans	$4,565,071	$3,099,303	$3,090,655	$3,836,235	$3,118,049
Residential mortgage loans	864,601	653,150	745,019	759,460	740,176
Direct consumer loans	869,999	736,133	729,083	803,436	733,382
Indirect consumer loans	283,612	301,638	336,260	292,575	348,047
Finance Company loans	95,557	97,525	107,821	96,536	108,815
Total loans	6,678,840	4,887,749	5,008,838	5,788,242	5,048,469
Securities	2,224,665	1,444,872	1,646,418	1,836,923	1,609,853
Short-term investments	1,028,067	742,761	688,648	886,203	750,541
Earning assets	9,931,572	7,075,382	7,343,904	8,511,368	7,408,863
Allowance for loan losses	(95,313)	(82,758)	(67,901)	(89,070)	(67,041)
Other assets	1,752,563	1,244,747	1,235,552	1,500,056	1,240,759
Total assets	$11,588,822	$8,237,371	$8,511,555	$9,922,354	$8,582,581

Noninterest bearing deposits	$2,231,775	$1,144,469	$1,069,795	$1,691,126	$1,044,470
Interest bearing transaction deposits	3,139,872	2,029,706	1,920,797	2,587,856	1,907,968
Interest bearing Public Fund deposits	1,283,183	1,227,723	1,173,579	1,255,606	1,224,110
Time deposits	2,556,502	2,350,572	2,828,846	2,454,106	2,880,682
Total interest bearing deposits	6,979,557	5,608,001	5,923,222	6,297,568	6,012,760
Total deposits	9,211,332	6,752,470	6,993,017	7,988,694	7,057,230
Other borrowed funds	761,438	501,028	527,808	631,952	535,515
Other liabilities	157,500	104,035	129,595	130,914	132,687
Common shareholders' equity	1,458,552	879,838	861,135	1,170,794	857,149
Total liabilities & common equity	$11,588,822	$8,237,371	$8,511,555	$9,922,354	$8,582,581

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

Supplemental Asset Quality Information (excluding covered assets and acquired loans) 1	6/30/2011	3/31/2011	6/30/2010
Non-accrual loans (2) (3)	$68,216	$56,654	$95,600
Restructured loans	18,606	19,757	-
Total non-performing loans	$86,822	$76,411	$95,600
Foreclosed assets (4)	104,975	18,559	18,357
Total non-performing assets	$191,797	$94,970	$113,957
Non-performing assets as a percent of loans and foreclosed assets	4.47%	2.33%	2.76%
Accruing loans 90 days past due	$2,504	$691	$8,002
Accruing loans 90 days past due as a percent of loans	0.06%	0.02%	0.19%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	4.53%	2.34%	2.95%
Allowance for loan losses (5)	83,160	83,160	77,221
Allowance for loan losses as a percent of period-end loans	1.99%	2.05%	1.88%
Allowance for loan losses to nonperforming loans + accruing loans
90 days past due	93.10%	107.86%	74.54%

(1) Covered and acquired loans are considered to be performing due to the application of the accretion method under acquisition accounting. Acquired loans are recorded at fair value with no allowance brought forward in accordance with acquisition accounting. Certain acquired loans and foreclosed assets are also covered under FDIC loss sharing agreements, which provide considerable protection against credit risk.  Due to the protection of loss sharing agreements and impact of acquisition accounting, management has excluded acquired loans and covered assets from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.
(2) Excludes acquired covered loans not accounted for under the accretion method of $39,514, $44,064, and $54,527.
(3) Excludes non-covered acquired loans at fair value not accounted for under the accretion method of $1,504 for the period ended 6/30/2011. There were no amounts in prior periods.
(4) Excludes covered foreclosed assets of $25,345, $22,821, and $26,544. On June 4, 2011, Hancock acquired $81,195 of foreclosed assets in the Whitney merger.
(5) Excludes impairment recorded on covered acquired loans of $29,247, $11,196 and $0.

	6/30/2011
	Originated Loans (1)	Acquired Loans (2)	Covered Loans (3)	Total
Commercial/real estate loans	$2,845,955	$5,040,123	$347,441	$8,233,519
Residential mortgage loans	365,661	830,667	247,489	1,443,817
Direct consumer loans	597,593	447,096	152,879	1,197,568
Indirect consumer loans	278,261	-	-	278,261
Finance Company loans	95,888	-	-	95,888
Total loans	$4,183,358	$6,317,886	$747,809	$11,249,053

(1) Loans which have been originated in the normal course of business.
(2) Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting.
(3) Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

The following table shows the fair value adjustments on Whitney acquired loans at acquisition:

	Acquired Loans Amortized Cost	Fair Value Adjustment	Acquired Loans Fair Value
Commercial non-real estate	$2,561,854	$(102,043)	$2,459,811
Commercial real estate owner-occupied	1,113,051	(71,159)	1,041,892
Construction and land development	835,689	(107,614)	728,075
Commercial real estate non-owner occupied	999,110	(71,473)	927,637
Total commercial/real estate	5,509,704	(352,289)	5,157,415
Residential mortgage	922,271	(64,892)	857,379
Consumer	486,920	(45,692)	441,228
Total	$6,918,895	$(462,873)	$6,456,022

The following table shows Whitney acquired loans by geographic region at acquisition:

				Alabama/		Percent of
	Louisiana	Texas	Florida	Mississippi	Total	Total
Commercial non-real estate	$1,815,670	$340,204	$120,813	$183,124	$2,459,811	38%
Commercial real estate owner-occupied	695,846	113,640	157,735	74,671	1,041,892	16%
Construction and land development	266,288	254,341	135,048	72,398	728,075	11%
Commercial real estate non-owner occupied	517,449	102,428	190,758	117,002	927,637	14%
Total commercial/real estate	3,295,253	810,613	604,354	447,195	5,157,415	80%
Residential mortgage	434,769	150,195	156,407	116,008	857,379	13%
Consumer	331,282	26,138	47,744	36,064	441,228	7%
Total	$4,061,304	$986,946	$808,505	$599,267	$6,456,022	20%
Percent of total	63%	15%	13%	9%	100%

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

	Three Months Ended
	6/30/2011			3/31/2011			6/30/2010
	Interest	Volume	Rate	Interest	Volume	Rate	Interest	Volume	Rate

Average Earning Assets
Commercial & real estate loans (TE)	$60,126	$4,565,071	5.28%	$40,267	$3,099,303	5.26%	$39,728	$3,090,655	5.15%
Residential mortgage loans	14,839	864,601	6.87%	10,824	653,150	6.63%	11,880	745,019	6.38%
Consumer loans	21,628	1,249,168	6.94%	19,175	1,135,296	6.70%	21,882	1,173,164	7.48%
Loan fees & late charges	234	-	0.00%	(59)	-	0.00%	259
Total loans (TE)	$96,827	$6,678,840	5.81%	$70,207	$4,887,749	5.81%	$73,749	5,008,838	5.90%

US treasury securities	13	10,802	0.47%	12	10,798	0.47%	26	11,843	0.88%
US agency securities	1,468	315,300	1.86%	771	172,116	1.79%	1,407	206,522	2.72%
CMOs	3,276	398,863	3.29%	3,018	351,224	3.44%	2,795	278,198	4.02%
Mortgage backed securities	13,233	1,251,564	4.23%	8,172	713,783	4.58%	11,250	942,548	4.77%
Municipals (TE)	2,728	211,301	5.16%	2,678	178,904	5.99%	2,933	190,936	6.14%
Other securities	275	36,836	2.99%	248	18,047	5.50%	178
Total securities (TE)	20,993	2,224,666	3.77%	14,899	1,444,872	4.12%	18,589	1,646,418	4.52%

Total short-term investments	516	1,028,067	0.20%	299	742,761	0.16%	450	688,648	0.26%

Average earning assets yield (TE)	$118,335	$9,931,573	4.77%	$85,405	$7,075,382	4.87%	$92,788	$7,343,904	5.06%

Interest-bearing Liabilities
Interest-bearing transaction deposits	$1,594	$3,139,872	0.20%	$1,596	$2,029,706	0.32%	$2,599	$1,920,797	0.54%
Time deposits	10,568	2,556,502	1.66%	10,821	2,350,572	1.87%	14,309	2,828,846	2.03%
Public Funds	1,409	1,283,183	0.44%	1,593	1,227,723	0.53%	2,492
Total interest bearing deposits	$13,571	6,979,557	0.78%	$14,010	5,608,001	1.01%	$19,400	5,923,222	1.31%

Total borrowings	2,847	761,438	1.50%	1,759	501,028	1.42%	2,468	527,808	1.88%

Total interest bearing liab cost	$16,418	$7,740,995	0.85%	$15,769	$6,109,029	1.05%	$21,868	$6,451,030	1.36%

Net interest-free funding sources		2,190,577			966,353			892,874

Total Cost of Funds	$16,418	$9,931,572	0.66%	$15,769	$7,075,382	0.90%	$21,868	$7,343,904	1.19%

Net Interest Spread (TE)	$101,917		3.92%	$69,636		3.82%	$70,920		3.70%

Net Interest Margin (TE)	$101,917	$9,931,572	4.11%	$69,636	$7,075,382	3.97%	$70,920

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

	Six Months Ended
	6/30/2011			6/30/2010
	Interest	Volume	Rate	Interest	Volume	Rate

Average Earning Assets
Commercial & real estate loans (TE)	$100,393	$3,836,235	5.27%	$82,331	$3,118,049	5.32%
Residential mortgage loans	25,663	759,460	6.76%	24,097	740,176	6.51%
Consumer loans	40,802	1,192,547	6.90%	43,373	1,190,244	7.35%
Loan fees & late charges	174	-	0.00%	487	-	0.00%
Total loans (TE)	167,032	$5,788,242	5.81%	150,288	$5,048,469	5.99%

US treasury securities	25	10,800	0.47%	41	11,841	0.69%
US agency securities	2,238	244,104	1.83%	2,793	184,947	3.02%
CMOs	6,294	375,175	3.36%	4,858	223,468	4.35%
Mortgage backed securities	21,406	984,159	4.35%	23,301	982,197	4.74%
Municipals (TE)	5,407	195,192	5.54%	5,424	191,687	5.66%
Other securities	523	27,493	3.81%	440	15,714	5.59%
Total securities (TE)	35,893	1,836,923	3.91%	36,857	1,609,854	4.58%

Total short-term investments	815	886,203	0.19%	1,039	750,541	0.28%

Average earning assets yield (TE)	$203,740	$8,511,367	4.81%	$188,184	$7,408,864	5.11%

Interest-Bearing Liabilities
Interest-bearing transaction deposits	$3,189	$2,587,856	0.25%	$5,102	$1,907,968	0.54%
Time deposits	21,388	2,454,106	1.76%	31,847	2,880,682	2.23%
Public Funds	3,001	1,255,606	0.48%	5,734	1,224,110	0.94%
Total interest bearing deposits	$27,578	$6,297,568	0.88%	$42,683	$6,012,760	1.43%

Total borrowings	4,608	631,952	1.47%	4,985	535,515	1.88%

Total interest bearing liab cost	$32,187	$6,929,520	0.94%	$47,668	$6,548,275	1.47%

Net interest-free funding sources		1,581,847			860,588

Total Cost of Funds	$32,187	$8,511,367	0.76%	$47,668	$7,408,863	1.30%

Net Interest Spread (TE)	$171,553		3.88%	$140,516		3.64%

Net Interest Margin (TE)	$171,553	$8,511,367	4.05%	$140,516	$7,408,863	3.81%